EXHIBIT 2

AMENDMENT TO REORGANIZATION AGREEMENT

        THIS AMENDMENT TO REORGANIZATION AGREEMENT (“Agreement”) dated November , 2004 is made and entered into by and between Sun City Industries, Inc., a Delaware corporation (“Corporation”), and shareholders of Yangling Daiying Biological Engineering Co., Ltd., Guo WenXia; Qiang Li, Jianjun Liu; etc., Yangling Daiying Biological Engineering Co., Ltd., (hereinafter referred to as the “Subscriber”). “Corporation” and “Subscriber” being collectively referred to as the “Parties”.

P R E A M B L E:

        WHEREAS, the Parties previously executed that certain Reorganization Agreement dated April 20, 2004 (“Reorganization Agreement”).

        WHEREAS, the Parties desire to revise Schedule B of the Reorganization Agreement (Schedule B lists the shares to be registered in the Corporation’s registration statement with the Securities and Exchange Commission).

        NOW, THEREFORE, in consideration of the premises as well as the mutual covenants hereinafter set forth, the Parties, intending to be legally bound, hereby agree as follows:

W I T N E S S E T H:

1.0	Amendment to Schedule B. Schedule B of the Reorganization Agreement shall hereby be amended as follows:

SCHEDULE B

(Shares to be registered in the Corporation’s registration statement filed with the SEC)

4,000,000-	Registered for direct funding and promotion.

2,800,000-	Registered for Coast to Coast Equity Group, Inc. (1,400,000 shares shall be held in escrow for the benefit of Coast to Coast Equity Group, Inc. by the Corporation’s attorney pending completion of funding in accordance with the Reorganization Agreement).

1,200,000-	Designated by Shaoping Lu (China Hi-Tech Fund).

3,500,000-	Designated by Yangling Daiying Biological Engineering Co., Ltd.

IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed effective as of the 23 day of November, 2004.

CORPORATION:

SUN CITY INDUSTRIES, INC. BY: /s/ Tony Frudakis —————————————— Tony Frudakis

SUBSCRIBER:

YANGLING DAIYING BIOLOGICAL ENGINEERING CO., LTD. BY: /s/ WenXia Guo —————————————— WenXia Guo Chief Executive Officer

CONSULTANT:

COAST TO COAST EQUITY GROUP, INC. BY: /s/ Charles J. Scimeca —————————————— Charles J. Scimeca President